UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Base Salaries

On February 24, 2014, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) established the following base salaries for named executive officers of Albemarle Corporation (the “Company”) for fiscal year 2014: Luther C. Kissam, IV ($800,000); Scott A. Tozier ($485,000); D. Michael Wilson ($420,000); Karen G. Narwold ($420,000); and Susan Kelliher ($376,000).

2014 Annual Incentive Plan

On February 24, 2014, the Committee approved the 2014 annual incentive plan target award percentages for the named executive officers of the Company pursuant to the Albemarle Corporation 2008 Incentive Plan (as amended, the “Incentive Plan”). Under the Incentive Plan, each of the named executive officers is eligible to receive an annual cash incentive payment of zero to three times a target percentage of their respective base salaries if certain company-wide criteria established by the Committee are met for 2014. The target percentages of base salary are as follows: Luther C. Kissam, IV (110%); Scott A. Tozier (75%); D. Michael Wilson (70%); Karen G. Narwold (60%); and Susan Kelliher (60%). The named executive officers earn these targeted percentages for achieving target performance levels under the Incentive Plan company-wide criteria. For superior corporate performance, up to two times target may be earned. Further, based on specific individual performance goals, an additional amount may be earned up to the set maximum potential bonus. The maximum amounts payable for 2014 are as follows: Luther C. Kissam, IV ($2,640,000); Scott A. Tozier ($1,091,250); D. Michael Wilson ($882,000); Karen G. Narwold ($756,000); and Susan Kelliher ($676,800). In order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, in 2014, if earnings before interest, taxes, depreciation and amortization exceeds 5% of net sales, the awards are initially determined at maximum. The annual incentive awards actually paid to the named executive officers are then adjusted to a level below the maximum in accordance with the actual Company performance, individual performance, and award targets described above. The Committee bases the annual incentive awards for named executive officers on performance measures allowed by the Incentive Plan and uses its negative discretion to pay incentive awards for the executives at the performance level achieved against the goals. The Committee also established the annual incentive plan company-wide criteria for 2014 bonuses based on the following factors: EBIT (as defined below) (60%), days of working capital (15%), cash flow from operations (15%) and stewardship (10%), which includes criteria related to safety, the environment and sustainability. Any incentive payments earned under the Incentive Plan for 2014 will be paid in the first quarter of 2015.

“EBIT” is combined income of each business segment before interest and taxes less corporate expenses before special items each calendar year in the measurement period as determined by the Company for such purpose; provided, however, that in accordance with the Incentive Plan and as approved by the Committee in its sole and absolute discretion, EBIT may be adjusted to reflect extraordinary and significant events that distort current earnings.

2014 Long Term Incentive Grant

On February 24, 2014, the Committee approved a total grant value of up to $28.3 million for the 2014 long term incentive plan, comprised of: (i) Stock Options, which will vest in three equal installments over three years beginning on February 24, 2017, and which will expire February 23, 2024; (ii) Performance Stock Units (“PSUs”) that can be earned based on the Company’s total shareholder return (“Total Shareholder Return”) relative to its peers and will vest in two equal tranches, the first half in early 2017 and the second half on January 1, 2018; (iii) Restricted Stock Units (“RSUs”) vesting on February 24, 2017; and (iv) a one-time grant of Performance-Based Restricted Stock Units (“PBRSUs”) that can be earned based on the level of the Company’s reduction in working capital and will vest in two equal tranches, the first half in early 2016 and the second half on January 1, 2017.

Total Shareholder Return is calculated by dividing (a) the sum of the dividends paid during the performance period and the difference between the twenty-day average daily closing price of the Company’s shares at the end and the beginning of the measurement period, by (b) the twenty-day average daily closing price of the Company’s common shares at the beginning of the performance period. The Company’s Total Shareholder Return is compared to the Total Shareholder Return of the Company’s peer group of companies in the Dow Jones Chemical Index (the “Peer Group”) calculated on the same basis. The threshold performance level for the PSUs is at the 25th percentile of the Peer Group and the target performance level for the PSUs is at the 50th percentile of the Peer Group. Superior performance level begins at the 75th percentile of the Peer Group results. Awards for performance between the specified performance levels will be interpolated.

The percentage of PBRSUs will be earned according to the level of reduction of the Company’s working capital. Superior level performance will be achieved by decreasing working capital to 24.5% of revenues or less (measured at the end of the 2015 fiscal year). Achievement of the Superior level performance will result in 100% of the award being earned. Decreasing working capital to 26.0% of revenues (measured at the end of the 2015 fiscal year) will result in 75% of the award being earned. If working capital is 27.8% of revenues or greater, 50% of the award will be earned. Awards for performance between the specified performance measures will be interpolated.

Each of the grants listed above will be awarded to certain employees of the Company, and are subject to the terms set forth in the Notice of Option Grant (Exhibit 10.1), Notice of TSR Performance Unit Award (Exhibit 10.2), Notice of Restricted Stock Unit Award (Exhibit 10.3) and Notice of Performance-Based Restricted Stock Unit Award (Exhibit 10.4), all of which are incorporated by reference herein.

As part of the grants on February 24, 2014, the Committee granted Stock Options, PSUs and PBRSUs to the Company’s named executive officers for 2014 under the Incentive Plan. The values granted to each named executive officer are set forth below, and are apportioned approximately 25% in the form of Stock Options, 37.5% in the form of PSUs and 37.5% in the form of PBRSUs, respectively: Luther C. Kissam, IV ($6,400,000); Scott A Tozier ($1,380,000); D. Michael Wilson ($960,000); Karen G. Narwold ($960,000); and Susan Kelliher ($800,000). The value of PSUs included in the above figures reflects the approximate number of PSUs that each named executive officer would receive for target level performance by the Company multiplied by the grant date closing stock price.

Appointment of Chief Accounting Officer

Effective February 26, 2014, the Board appointed Donald J. LaBauve Jr. as Vice President, Corporate Controller and Chief Accounting Officer of the Company. Mr. LaBauve, age 47, has over twenty years of management, finance and accounting experience with the Company. Mr. LaBauve most recently served as Vice President, Corporate Controller since February 12, 2013, after having previously served as Vice President, Finance - Business Operations since April 2009. Mr. LaBauve served as Chief Financial Officer, Fine Chemistry from April 2007 until April 2009. Since joining the Company (at that time part of Ethyl Corporation) in April 1990, Mr. LaBauve has held various staff and leadership positions of increasing responsibility within the finance function, including an assignment to our European headquarters in Belgium in April 2000 where he held the regional finance leadership role from July 2002 through June 2005.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Notice of Option Grant

10.2	Notice of TSR Performance Unit Award

10.3	Notice of Restricted Stock Unit Award

10.4	Notice of Performance-Based Restricted Stock Unit Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: February 28, 2014	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate and Government Affairs, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Notice of Option Grant

10.2	Notice of TSR Performance Unit Award

10.3	Notice of Restricted Stock Unit Award

10.4	Notice of Performance-Based Restricted Stock Unit Award